UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-2359749
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, of Frontier Communications Parent, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 30, 2021, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of Frontier Communications Parent, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 30, 2021)

3.2
Amended and Restated Bylaws of Frontier Communications Parent, Inc. (incorporated herein by reference to Exhibit 3.2 of the of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 30, 2021)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 3, 2021

FRONTIER COMMUNICATIONS PARENT, INC.

	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal & Regulatory Officer